UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2012, the Board of Directors of EntreMed, Inc. (the “Company”) appointed Dr. Ken K. Ren as interim Chief Executive Officer, effective immediately. In connection with his appointment as interim Chief Executive Officer, the Company entered into an employment letter agreement with Dr. Ren (the “Employment Agreement”).

The Employment Agreement provides for (i) an annual base salary of $250,000, (ii) a bonus of $50,000 upon the first patient enrollment in the Company’s next global clinical trial during the term of the Employment Agreement in an oncology indication approved by the Board; (iii) eligibility for additional bonuses as determined by the Company’s Board of Directors; and (iv) an option award to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.16 (the closing price on April 2, 2012, the grant date). The option vests as follows: (i) 50% on October 2, 2012 and (ii) the remaining 50% on April 2, 2013. The option award was approved by the Company’s Compensation Committee outside of the Company's 2011 Long-Term Incentive Plan and as an inducement award material to Dr. Ren’s employment, in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Ren is also eligible to participate in the Company’s medical and health plans available to all employees.

If Dr. Ren is terminated “without cause,” or is not selected as the Company’s permanent Chief Executive Officer, the stock option will vest and become exercisable as to 100% of the covered shares. If Dr. Ren is terminated for “cause” or voluntarily ends his employment, the unvested portion of option will be cancelled. The term of the Employment Agreement is from April 2, 2012 until the earlier of (i) April 2, 2013 or (ii) the date on which the Company hires a permanent President and Chief Executive Officer. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Dr. Ren, age 53, was formerly the President of the Chinese subsidiary of Accelovance, Inc, a contract research organization offering new drug development solutions to global pharmaceutical and biotech companies. He has served as President of Accelovance since 2005. From 1999-2004, Dr. Ren was the founder and chief executive officer of AHT Pharmaceuticals, Inc. Dr. Ren was a research scientist at Pfizer from 1993 to 1995 and a Research Fellow at the Rockefeller University from 1990 to 1993. Dr. Ren received his Medical degree in China in 1986 and Ph.D. from State University of New York at Buffalo in 1990.

There are no arrangements or understandings between Dr. Ren and any other persons pursuant to which he was appointed as the interim Chief Executive Officer of the Company. There are no family relationships between Dr. Ren and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, and there have been no transactions between Dr. Ren and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release of the Company announcing Dr. Ren’s election and appointment as interim Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10.1	Employment Agreement dated April 2, 2012 between the Company and Ken K. Ren
99.1	Press Release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu

Name: Cynthia W. Hu
Title: Chief Operating Officer, General Counsel & Secretary

Date: April 3, 2012